SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                               AMENDMENT NO. 1 TO
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               A4S SECURITY, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)


                Colorado                                  20-1978398
----------------------------------------     ----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


          489 N. Denver Avenue
              Loveland, CO                                  80537
----------------------------------------    ------------------------------------
(Address of Principal Executive Offices)                  (Zip Code)



If this form relates to the registration       If this form relates to the
of a class of securities pursuant to           registration of a class of
Section 12(b) of the Exchange Act and          securities pursuant to Section
is effective pursuant to General               12(g) of the Exchange Act and is
Instruction A.(c), please check the            effective pursuant to General
following box.     [X]                         Instruction A.(d), please check
                                               the following box.     [ ]


Securities Act registration statement file number to which this form
relates:     333-124238
             ----------

Securities to be registered pursuant to Section 12(b) of the Act:

               Title of Each Class                Name of Each Exchange on Which
               to be so Registered                Each Class is to be Registered
               -------------------                ------------------------------

 Units, consisting of one share of common stock,      The Pacific Exchange
    no par value per share, and one warrant to purchase one share of common stock

       Common stock, no par value per share           The Pacific Exchange

  Warrants to purchase one share of common stock      The Pacific Exchange
                included in units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                          -----------------------------
                                (Title of Class)



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


Item 1.    Description of Registrant's Securities to be Registered

     The description of the units, common stock and warrants being registered set forth under the caption "Description of Securities" in the prospectus contained in the registrant's Registration Statement on Form SB-2, File No. 333-124238, as originally filed with the Securities and Exchange Commission on April 22, 2005 and as subsequently amended (the "Registration Statement"), is incorporated by reference in response to this item.


Item 2.    Exhibits

     The following exhibits are filed as a part of this Registration Statement:

Exhibit No.    Description
-----------    -----------------------------------------------------------------

    1          Articles of Incorporation (incorporated by reference to Exhibit
               3.1 to the Registration Statement).

    2 Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1.1 to the Registration Statement).

    3          Amended and Restated Bylaws (incorporated by reference to Exhibit
               3.2 to the Registration Statement).

    4          Specimen Common Stock Certificate (incorporated by reference to
               Exhibit 4.1 to the Registration Statement).

    5          Form of Warrant Agreement (incorporated by reference to Exhibit
               4.2 to the Registration Statement).

    6          Specimen Warrant Certificate (incorporated by reference to
               Exhibit 4.3 to the Registration Statement).

    7          Specimen Unit Certificate (incorporated by reference to Exhibit
               4.4 to the Registration Statement).

    8 Form of Representative's Option for the Purchase of Common Stock (incorporated by reference to Exhibit 4.5 to the Registration Statement).

    9 Form of Representative's Option for the Purchase of Warrants (incorporated by reference to Exhibit 4.6 to the Registration Statement).

    10 Form of Warrant Issuable to Underwriters Upon Exercise of Option (incorporated by reference to Exhibit 4.7 to the Registration Statement).



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




                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                    A4S SECURITY, INC.


                                                    /s/ Michael Siemens
                                                    -------------------
                                                    Michael Siemens
                                                    President

Dated:  July 13, 2005







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




                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------------------------------------------------------------

    1          Articles of Incorporation (incorporated by reference to Exhibit
               3.1 to the Registration Statement).

    2 Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1.1 to the Registration Statement).

    3          Amended and Restated Bylaws (incorporated by reference to Exhibit
               3.2 to the Registration Statement).

    4          Specimen Common Stock Certificate (incorporated by reference to
               Exhibit 4.1 to the Registration Statement).

    5          Form of Warrant Agreement (incorporated by reference to Exhibit
               4.2 to the Registration Statement).

    6          Specimen Warrant Certificate (incorporated by reference to
               Exhibit 4.3 to the Registration Statement).

    7          Specimen Unit Certificate (incorporated by reference to Exhibit
               4.4 to the Registration Statement).

    8 Form of Representative's Option for the Purchase of Common Stock (incorporated by reference to Exhibit 4.5 to the Registration Statement).

    9 Form of Representative's Option for the Purchase of Warrants (incorporated by reference to Exhibit 4.6 to the Registration Statement).

    10 Form of Warrant Issuable to Underwriters Upon Exercise of Option (incorporated by reference to Exhibit 4.7 to the Registration Statement).





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